Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-198476) of our report dated March 31, 2014 relating to the financial statements of Titan Pharmaceuticals, Inc. as of December 31, 2013 and 2012 and for each of the years in the three year period ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ OUM & CO. LLP

San Francisco, California

September 26, 2014